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                                                               Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Chancellor Broadcasting Company of our report dated February 14, 1996 relating to the consolidated financial statements of Trefoil Communications, Inc., which appears on page F-39 of the 1996 Annual Report on Form 10-K of Chancellor Broadcasting Company. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-12 of such Annual Report on Form 10-K.


                                     /s/ Price Waterhouse LLP
                                   ----------------------------------------
                                   PRICE WATERHOUSE LLP

     Los Angeles, California
     April 29, 1997













































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